UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 4, 2008

 ENVIROSAFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52407	94-3251254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Naner Street, Wanshou Road, Suite 602
Haizhu District, Guangzhou, P. R. China
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 424-2345

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

This Current Report on Form 8-K is filed by Envirosafe Corporation, a Delaware corporation (the “Registrant” or “EVSF”), in connection with the items set forth below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    As of March 4, 2008, the Registrant executed a Plan of Exchange (the "Agreement"), between and among the Registrant, ADDE EDUCATION HLDS LTD., a corporation organized and existing under the laws of Hong Kong Special Administrative Region of People’s Republic of China ("ADDE"), the shareholders of ADDE (the "ADDE Shareholders") and the Majority Shareholder of the Registrant (the "EVSF Shareholders").  An executed copy of the Agreement is attached hereto as Exhibit 10.1.

    Pursuant to the terms of the Agreement, The transaction will not immediately close but shall be conditioned upon: (1) EVSF shall eliminate all know or potential liabilities of EVSF as of the closing date. This shall include, but is not limited to, any accounts payable, accrued expenses, as well as any liabilities shown on its annual report for the fiscal year of 2007 in FORM 10-KSB filed with the Securities and Exchange Commission prior to the Closing; (2) EVSF  and EVSF shareholders shall pledge that any expenses concerning any known or unknown lawsuits, legal disputes or any correlation expenses caused by original EVSF Corporation and their shareholders, EVSF shall undertake full responsibility and afford the correlation expenses after the Closing. A comfort letter referencing  EVSF prepared by a third party law firm confirming that to the best of their knowledge after reasonable due diligence, EVSF has no pending or threatened litigation; (3) a deposit of 632,253 shares of Common Stock of EVSF into the escrow account of Greentree Financial Group, Inc. ("Escrow Agent") in exchange for the cash payment of $260,000 and $260,000 promissory note made by ADDE Shareholders to Guoqiang Zhan ("Mr. Zhan"), the president of EVSF, which shall also be simultaneously deposited into the escrow account of Escrow Agent, (4) the issuance of 20,000,000 new shares of Common Stock and 1,350,000 new shares of Preferred Stock of EVSF to the ADDE shareholders, which should take no longer than 60 days, (5) the resignation of Mr. Zhan from the board of directors and as officer of EVSF and appointment of his successor(s) as designated by ADDE and/or the ADDE Shareholders, (6) a pledge of 10,000,000 shares of EVSF common stock to be used as collateral on the above mentioned promissory note, (7) a fully executed guarantee of the promissory note from EVSF in favor of Mr. Zhan. Upon completion of the exchange, ADDE will be a 100% owned subsidiary of Registrant.

    Upon the delivery of 20,632,253 shares of Common Stock (including 632,253 common shares from the EVSF Shareholders), and 1,350,000 new shares of Preferred Stock of Registrant, to ADDE Shareholders, ADDE Shareholders will hold a 'controlling interest' in Registrant representing approximately 93.2% of the then issued and outstanding common shares of Registrant. Furthermore, the designees of ADDE will be appointed to the Board of Directors after the Closing. Subsequent to the appointment of ADDE designees, the current management of Registrant will resign from the Board of Directors.

    It is important to note that Mr. Zhan had no pre-existing material relationship of any kind with ADDE or the ADDE Shareholders prior to the Agreement described herein.

    The Registrant has agreed to use its best efforts to insure the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing conditions under Agreement will occur. The Registrant expects that the Closing will occur within 60 days after the date of the filing. An additional Current Report on Form 8-K will be filed after Closing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1   Plan of Exchange, dated March 4, 2008

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROSAFE CORPORATION

Date: March 10, 2008	/s/ Guoqiang Zhan
Guoqiang Zhan